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                                                              EXHIBIT (h)(2)(iv)

                               AMENDMENT NO. 1 TO
                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

         AMENDMENT NO. 1 to the Amended and Restated Expense Limitation Agreement, dated as of August 30, 1999, between EQ Financial Consultants, Inc. (the "Manager") and EQ Advisors Trust (the "Trust).

         The Manager and Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement (the "Agreement"), dated as of May 1, 1999 between them as follows:

1. New Portfolio. The Manager and the Trust have determined add the Calvert Socially Responsible Portfolio ("New Portfolio") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolio as set forth in the attached schedule.

2. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 1 to Schedule A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

         EQ ADVISORS TRUST                  EQ FINANCIAL CONSULTANTS, INC.



         By: /s/ Peter D. Noris             By: /s/ Michael S. Martin
             ---------------------              -------------------------
             Peter D. Noris                     Michael S. Martin
             President and Trustee              Chairman of the Board and
                                                Chief Executive Officer



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                               AMENDMENT NO. 1 TO
                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

This Agreement related to the following Portfolios of the Trust:

                                                                Maximum Annual
                                                                  Operating
Name of Portfolio                                               Expense Limit
-----------------                                               -------------
Calvert Socially Responsible Portfolio                              .80%
BT Equity 500 Index Portfolio                                       .30%
BT International Equity Index Portfolio                             .75%
BT Small Company Index Portfolio                                    .50%
Capital Guardian International Portfolio                            .95%
Capital Guardian U.S. Equity Portfolio                              .70%
Capital Guardian Research Portfolio                                 .70%
EQ/Alliance Premier Growth Portfolio                                .90%
EQ/Putnam Balanced Portfolio                                        .65%
EQ/Putnam Growth & Income Value Portfolio                           .60%
EQ/Putnam International Equity Portfolio                            .95%
EQ/Putnam Investors Growth Portfolio                                .70%
EQ/Evergreen Foundation Portfolio                                   .70%
EQ/Evergreen Portfolio                                              .80%
JPM Core Bond Portfolio                                             .55%
Lazard Large Cap Value Portfolio                                    .70%
Lazard Small Cap Value Portfolio                                    .95%
Merrill Lynch Basic Value Equity Portfolio                          .60%
Merrill Lynch World Strategy Portfolio                              .95%
MFS Emerging Growth Companies Portfolio                             .60%
MFS Growth with Income Portfolio                                    .60%
MFS Research Portfolio                                              .60%
Morgan Stanley Emerging Markets Equity Portfolio                   1.50%
T. Rowe Price Equity Income Portfolio                               .60%
T. Rowe Price International Stock Portfolio                         .95%
Warburg Pincus Small Company Value Portfolio                        .75%